Exhibit 10.1

CU BANCORP

Audit and Risk Committee Charter

Effective September 17, 2015

Statement of Policy

The Audit and Risk Committee (the “Committee”) will provide assistance to the Board of Directors (the “Board”) in fulfilling their oversight responsibility to the shareholders of CU Bancorp (the “Company”) and shall also function as the Audit Committee of CU Bancorp’s wholly owned subsidiary, California United Bank (the “Bank”) as permitted by the Federal Deposit Insurance Act and implementing regulations (12 USC 1831m(i), 12 CFR 363.1(b)(2)). The purpose of the Committee will be to:

•	Oversee the quality and integrity of regulatory and financial accounting, financial statements, financial reporting processes and systems of internal accounting and financial controls

•	Oversee the quality of compliance risk management and enterprise risk management;

•	Oversee the Company’s compliance with legal and regulatory requirements;

•	Oversee the annual independent audit of the Company’s financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm (“independent registered public accounting firm”) and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance;

•	Oversee and retain internal audit and/or outsourced internal audit and review;

•	Oversee the performance of the Company’s internal/external audit function and independent registered public accounting firm; and

•	Prepare an annual report substantially in compliance with the rules of the Securities and Exchange Commission (the “SEC”) with regard to companies subject to the Sarbanes-Oxley Act, to be included in the Company’s annual proxy statement, if applicable.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent registered public accounting firm, internal auditors or external auditors performing similar functions, and management of the Company. In discharging its oversight role, the Committee shall be empowered to conduct or authorize investigations into any matter within the scope of its responsibilities. The Committee may employ one or more independent accountants, outside counsel or other experts as it deems appropriate, at the Company’s expense. The Committee shall have full access to the independent registered public accounting firm and all records, facilities or personnel of the Company and the Bank (collectively “CUB”). CUB shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm, experts hired by the Committee, conduct of the Internal Audit (in-house or outsourced) and Credit Review functions, and necessary or appropriate Committee expenses.

Organization

The Committee shall be appointed by the Board and shall be comprised of at least three members, consisting entirely of non-management directors of the Board, each of whom shall meet the independence and expertise requirements of any stock exchange on which the Company’s securities are traded, including but not limited to the NASDAQ, the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, the Federal Deposit Insurance Bank Improvement Act of 1991 (FDICIA), and other applicable laws and regulations.

No Committee member shall have participated in the preparation of financial statements of CUB at any time during the past three years.

Each Committee member shall be financially literate (be able to read and understand fundamental financial statements, including a Company’s balance sheet, income statement, and cash flow statement). At least one member of the Committee must have accounting or related financial management expertise and qualify as a “financial expert” as defined by the Securities Exchange Commission and rules promulgated thereunder and also satisfy NASDAQ’s financial sophistication requirement. Members shall not serve on more than two other public audit committees simultaneously. The Committee will meet at least quarterly. The Board shall appoint one of the members of the Audit Committee to serve as Chair. The Chair shall prepare or approve an agenda and distribute it to the members of the Committee in advance of each meeting.

Responsibilities

1)	The Committee shall have a clear understanding with management and the independent registered public accounting firm that the independent registered public accountants are ultimately accountable to the Committee, as representatives of the Board and the shareholders. The independent registered public accounting firm will report directly to the Committee.

2)	The Committee shall have the sole authority to hire and fire, to determine the compensation and direct the payment of, and to oversee the independent registered public accounting firm (including the resolution of any disagreements regarding financial reporting). Annually, the Committee will review and select the independent registered public accounting firm for the upcoming fiscal year, subject to the shareholders’ approval. Notwithstanding failure of the shareholders to approve appointment of an independent registered public accounting firm’s selection, the Committee shall have discretion to select such firm for the fiscal year in question. The Committee shall set clear hiring policies for employees or former employees of the independent registered public accounting firm, when applicable, that meet the SEC regulations and the listing standards of any National Securities Exchange (including but not limited to the NASDAQ) on which the Company’s securities are traded or listed.

3)	The Committee shall review the independence, performance and qualifications of the independent registered public accounting firm. Among other things, at least annually the Committee shall obtain and review a written report from the independent registered public accounting firm describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent registered public accounting firm and CUB. The Committee shall discuss the matters included in this written report and the auditors’ independence from management, including any disclosed relationships or services that may impair the objectivity and independence of the independent registered public accounting firm.

4)	The Committee shall pre-approve all auditing and permitted non-audit services to be provided by the independent registered public accounting firm, except that the Committee need not pre-approve any permitted non-audit services that meet the requirements of any de minimis exception established by applicable law or regulation. Further, in lieu of pre-approval of specific permitted non-audit services, the engagement may be entered into pursuant to detailed pre-approval policies and procedures established by the Committee, so long as the Committee is promptly informed of the service.

5)	With respect to the oversight of the Company’s independent registered public accounting firm the Committee will:

a)	Review and evaluate the lead partner of the independent registered public accounting firm team and

b)	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent registered public accounting firm on a regular basis.

6)	The Committee shall review the proposal(s) presented by the internal auditors or other parties performing internal audit, credit review (unless delegated to another committee of the Board) and the independent registered public accounting firm, including the overall scope and plans for their respective audits and examinations, including the adequacy of staffing. Also, the Committee will discuss with management, the internal auditors or other parties performing internal audit or credit review and the independent registered public accounting firm the adequacy and effectiveness of the internal control over accounting and financial reporting, including CUB’s processes to assess and manage business and financial risk exposures and relevant compliance programs.

7)	The Committee will meet separately and periodically with the internal auditors, or other parties performing internal audit or o credit review, the independent registered public accounting firm and management in the course of performing its oversight functions. The Committee shall review with the independent registered public accounting firm audit problems or difficulties, including any restrictions on the scope of their activities or access to requested information, and management’s response, including any significant disagreements with management.

8)	The Committee shall conduct an annual review of the performance of internal audit or other parties performing internal audit and credit review and shall consider this in determining retention of such parties for the following year.

9)	The Committee shall oversee all risk management and compliance functions and activities of the company and shall discuss with management, the internal auditors (or such other persons or entities providing such services) and the independent registered public accounting firms the adequacy and effectiveness of CUB’s internal controls regarding financial, accounting, regulatory, and legal compliance and conformity with the Corporation’s Principles of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.

10)	Prior to filing, the Committee shall review and discuss with management and the independent registered public accounting firm the interim financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” to be included in the Company’s Quarterly Report on Form 10-Q. The Committee will discuss the results of the quarterly review by the independent registered public accounting firm and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards. The Chair of this Committee (or in his or her absence, another member of this Committee) may represent the entire Committee for the purpose of this review.

11)	Prior to filing, the Committee shall review and discuss with management and the independent registered public accounting firm the annual financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Company’s Annual Report on Form 10-K. The scope of this review and discussion shall include: management’s and the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the accounting principles applied; the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards. The Committee will recommend to the Board whether the audited financial statements shall be included in the Company’s Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K).

12)	The Committee shall prepare the audit committee report required by the SEC to be included in the Company’s annual proxy statement, including the review of financial statements with management, review of the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board with the independent auditors, and review of the disclosures included in the written communication to the Audit Committee from the independent auditors.

13)	This Committee will review disclosures made by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls. The Committee will also discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act, as applicable.

14)	This Committee will periodically review with management and the independent registered public accounting firm:

(i) All critical accounting policies and practices to be used.

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm.

(iii) Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

15)	The Committee is responsible for ensuring that the independent registered public accounting firm submits on a periodic basis:

(i) A formal written statement, as required by the Independence Standards Board Statement No. 1, delineating all relationships between the independent registered public accounting firm and the Company and

(ii) A formal written statement of the fees billed by the independent registered public accounting firm for each of the following categories of services: (A) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (B) audit related services, (C) tax compliance fees, and (D) all other services, which may include non-financial statement audit services such as capital or debt issuance and tax planning strategies, benefit plan design and acquisition related issues, among others.

16)	The Committee will discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

17)	The Committee will discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

18)	The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. These discussions may occur after release of such information to the public. This discussion may be general, and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

19)	The Committee shall receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Q’s about (a) any significant deficiencies and material weaknesses in design or operation of internal controls over financial reporting and (b) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

20)	The Committee shall annually review and discuss with management and the independent registered public accounting firm: (a) management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting; and (b) the independent auditor’s attestation to and report on, management’s control assessment related to Section 404 of the Sarbanes-Oxley Act of 2002, as applicable.

21)	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22)	The Committee shall report regularly to the Board concerning matters within the scope of its responsibilities.

23)	The Committee shall review its own performance at least annually.

24)	The Committee shall review this charter at least annually and any revisions adopted by the Committee will be subject to approval by the Board.

Limitation of the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s annual financial statements, and reviewing of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. The members of this Committee are not full-time employees of the Company. They are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including with respect to the issue of auditor independence. It is not the duty or responsibility of this Committee or any of its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

Each member of this Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to this Committee by such persons or organizations absent actual knowledge to the contrary (which shall be reported promptly to the Board of Directors) and (iii) representations made by management as to any information technology or other non-audit services provided by the independent registered public accounting firm to CUB.